SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C. 20549

                                FORM 8-K

               Current Report Under Section 13 or 15(d) of
                   the Securities Exchange Act of 1934

Date of Report                                January 7, 2008
Commission File No.                               0-8190

                     WILLIAMS INDUSTRIES, INCORPORATED
                     ---------------------------------
             (Exact name of registrant as specified in its charter)

         Virginia                              54-0899518
-----------------------------         -------------------------
(State or other jurisdiction of     (I.R.S. Employer
Identification
 incorporation or organization)               Number)

     8624 J.D. Reading Drive                     20109
---------------------------------        ----------------------
(Address of Principal Executive                 (Zip Code)
 Offices)

         P.O. Box 1770                           20108
---------------------------------        ----------------------
(Mailing Address of Principal                   (Zip Code)
 Executive Offices)

                             (703) 335-7800
          ----------------------------------------------------
          (Registrant's telephone Number, including area code)



Item 1.01

Effective December 31, 2007, the Company entered into an agreement extending the maturity of its debt to United Bank to August 1, 2008. On January 7, 2008, the Company made a $500,000 principal payment to the bank, who agreed to release company subsidiary Piedmont Metal Products, Inc., from the bank's mortgage and security interests. Pursuant to the agreement, the remaining debt of approximately $2.4 million is now due August 1, 2008, but the bank agreed that if the Company makes an additional principal payment of $500,000, the Bank will release all collateral other than real property, and extend the remaining debt through August 1, 2011, with periodic payments of principal as well as monthly interest payments due. Conditions to the subsequent extension are an appraisal of at least 300% of the remaining balance and the deposit and pledge of a $100,000 certificate of deposit.

Also, the Company reached agreement with Frank E. Williams, Jr. and the Williams Family LP ("WFLP") to extend the company debts to Mr. Williams and the WFLP, which had been due September 30, 2007, one year to September 30, 2008, provided that the Company grant a second mortgage to Mr. Williams and the Williams Family LP to secure the Company's indebtedness to them. In its Form 10-Q for the quarter ended October 31, 2007, the Company reported these debts as aggregating approximately $4.3 million, and subsequent to that report the Company has borrowed an additional $125,000 from Mr. Williams. The Bank has consented to the Williams' taking a subordinate secured position, and the Company expects to complete the requisite filings in due course.

This disclosure remains conditioned upon the information contained in the Company's Form 10-K for the fiscal year ended July 31, 2007, and Form 10-Q for the quarter ended October 31, 2007, including without limitation the risk factors and safe harbor notice.

Item 9.01

Exhibit 99: See attached Fifth Amendment to Forbearance
            Agreement dated December 31, 2007.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                          Williams Industries, Incorporated
                         -----------------------------------
                                     Registrant
Date:  January 7, 2008
                                /s/ FRANK E. WILLIAMS, III
                              ------------------------------
                                Frank E. Williams, III,
                                President